Exhibit 10.iii.(b)

ADDENDUM

The following was agreed to on March 21, 2003 as an addendum to the Employment Agreement, as amended and restated, dated October 24, 2000, between Douglas A. Pertz and IMC Global.

Article 1, Employment

Section 1.  Term.  The amended Agreement is further amended and Section 1 replaced as follows:

            1.  Term.  This Agreement shall renew automatically for an additional one year term on September 15, 2003, and shall continue to renew automatically for additional one year terms thereafter unless (i) written notice of the Company's intent to terminate the Agreement is given at least three (3) months prior to the expiration of the then current term or (ii) written notice of the Executive's intent to terminate the Agreement is given at least three (3) months prior to the expiration of the then current term.

Agreed to:

IMC Executive Committee

By:__________________________                  ___________________
           Raymond F. Bentele                                Date

IMC Compensation Committee

By:__________________________                   ___________________
           Richard L. Thomas                                   Date

Executive

By:__________________________                  ___________________
            Douglas A. Pertz                                    Date

Return to IMC Global Inc. Form 10-Q